UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2007

FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors of the Federal Home Loan Bank of San Francisco (the "Bank") selected James F. Burr to fill a vacant position on the board, effective March 30, 2007. The position, currently allocated to California, has a term ending December 31, 2008. The position became vacant when Michael Roster resigned from the board, effective February 5, 2007.

Mr. Burr is Executive Vice President and Treasurer of World Savings Bank, FSB, Oakland, California. The Bank's board will appoint Mr. Burr to its committees when he joins the board.

In 2007, the Finance Board's annual designation of elected director positions for the Bank will be based on the relative number of shares of capital stock required to be held by the members in each state in the Bank's district as of December 31, 2006, and will take effect January 1, 2008. Given increases in the number of shares of capital stock required to be held by the Bank's Nevada members in 2006, the relative number of shares of capital stock required to be held by the members in each state in the Bank's district as of December 31, 2006, is likely to result in the redesignation of Mr. Burr's director position from California to Nevada, effective January 1, 2008. If the position is redesignated to Nevada, Mr. Burr's California director position on the Board will end on December 31, 2007, and the Bank's board will be required to select an officer or director of a Nevada member to serve the remainder of the term, beginning January 1, 2008, and ending December 31, 2008.

In accordance with Federal Housing Finance Board regulations, Mr. Burr's compensation for service on the Bank's board is subject to the Bank's 2007 Board of Directors Compensation and Expense Reimbursement Policy as follows:

Director Meeting Fees - 2007 (In whole dollars)
Type of Meeting	Position	Meeting Fees
Board	Chairman	$4,000
Board	Vice Chairman	3,000
Board	Director	2,000
Board Committee or Directors' orientation/conference	Director	750*

*Subject to an annual limit of $13,000 per director

Director Annual Compensation Limits - 2007 (In whole dollars)
Position	Annual Limit
Chairman	$29,944
Vice Chairman	23,955
Director	17,967

In addition, the Bank reimburses directors for necessary and reasonable travel, subsistence, and other related expenses incurred in connection with the performance of their official duties.

The Bank issued a press release announcing the selection of Mr. Burr. The press release is furnished as Exhibit 99.1 to this report. The information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits
(c)	Exhibits

	99.1	Press Release, dated March 14, 2007, issued by the Federal Home Loan Bank of San Francisco

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Federal Home Loan Bank of San Francisco

Date: March 15, 2007	By: /s/ Dean Schultz
Dean Schultz President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated March 14, 2007, issued by the Federal Home Loan Bank of San Francisco